_____________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Melissa A. Rosal

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Chicago, Illinois 60603

(312) 332-7496

(Name, address and telephone number of agent for service)

AMERCO

                                                       (Issuer with respect to the Securities)

Nevada	88-0106815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 100 Reno, Nevada	89502-3239
(Address of Principal Executive Offices)	(Zip Code)

Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.		GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)		Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

	b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee,

describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4.	A copy of the existing bylaws of the Trustee.**
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	Report of Condition of the Trustee as of September 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 15th of January, 2014.

By:	/s/ Melissa A. Rosal________
Melissa A. Rosal
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 15, 2014

By:	/s/ Melissa A. Rosal________
Melissa A. Rosal
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2013

($000's)
9/30/2013
Assets
Cash and Balances Due From Depository Institutions	$11,611,724
Securities	75,731,096
Federal Funds	109,251
Loans & Lease Financing Receivables	229,278,111
Fixed Assets	4,752,165
Intangible Assets	13,284,803
Other Assets	21,823,306
Total Assets	$356,590,456

Liabilities
Deposits	$269,648,386
Fed Funds	2,649,382
Treasury Demand Notes	-
Trading Liabilities	377,760
Other Borrowed Money	27,410,355
Acceptances	-
Subordinated Notes and Debentures	4,836,320
Other Liabilities	11,663,931
Total Liabilities	$316,586,134

Equity
Common and Preferred Stock	18,200
Surplus	14,231,285
Undivided Profits	24,168,331
Minority Interest in Subsidiaries	1,586,506
Total Equity Capital	$40,004,322

Total Liabilities and Equity Capital	$356,590,456

7